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                                                                    EXHIBIT 10.2


                             QUADRAMED CORPORATION
                 80 EAST SIR FRANCIS DRAKE BOULEVARD, SUITE 2A
                           LARKSPUR, CALIFORNIA 94939
                                 (415) 461-7725


                                  June 5, 1998

Nitin T. Mehta
Mehta & Company, Inc.
58 Greenoaks Drive
Atherton, California 94027

       RE:    MERGERS AND ACQUISITIONS ADVISORY FEE AGREEMENT

Dear Nitin:

       This letter confirms our understanding (the "Agreement") that QuadraMed Corporation (the "Company") has engaged Mehta & Company, Inc. ("Mehta & Co.") to act as the Company's non-exclusive financial advisor with respect to the acquisition of potential target corporations or entities ("Target(s)") via a sale, merger, consolidation or other business combination or alliance in one or a series a transactions (each, a "Transaction"). Mehta & Co. will undertake certain services on our behalf in connection with Transactions in our Medical Records Division, and otherwise to the extent requested by QuadraMed: (i) identifying and contacting selected qualified Targets; (ii) assisting in assessment of the operations, historical performance and future prospects of such Targets, and facilitating due diligence investigation; and (iii) assisting in negotiating the financial aspects of any proposed Transaction.

       As compensation for services to be provided by Mehta & Co. hereunder, QuadraMed agrees to pay Mehta & Co. a success fee in an amount equal to five percent (5%) of the Transaction Value with respect to any Target which becomes a part of the Company's Medical Records Division or, in the sole and absolute discretion of QuadraMed, five percent (5%) of the Transaction Value in connection with any other Transaction by QuadraMed. Any such success fee shall be payable in cash upon consummation of a Transaction.

       For purposes of this Agreement, "Transaction Value" means the aggregate consideration received by the Target and/or its equity holders in any Transaction, plus, in the case of an asset acquisition, the amount of any debt securities or other liabilities assumed. If consideration or other value received in any Transaction is paid in whole or in part in the form of securities or other property or assets, the value of such securities or other properties or assets, for purposes of calculating the success fee, shall be the fair market value thereof, as recorded for financial accounting purposes in connection with the Transaction; provided, however, that if such securities consist of securities with an existing public trading market, the value thereof shall be determined by the last sales price for such securities on the last trading day prior to such consummation. If all or some portion of the consideration is contingent upon future earnings or


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operations of the Target, the portion of that future compensation relating thereto shall be calculated and shall be paid at the time the Transaction is consummated based upon the estimated net value thereof.

        In order to coordinate our efforts with respect to potential Transactions, during the period of Mehta & Co.'s engagement hereunder, Mehta & Co. will not initiate discussions regarding a Transaction without prior notice to and consent of QuadraMed. If Mehta & Co. receives an inquiry regarding a Transaction, it will promptly advise QuadraMed of such inquiry in order that QuadraMed may evaluate the person making such inquiry and take the lead in any resulting negotiations.

        In no event shall the aggregate amount of all success fees payable to Mehta & Co. hereunder exceed $8,750,000.


                                  Very truly yours,

                                  QUADRAMED CORPORATION

                                  By: /s/ John Cracchiolo
                                      ----------------------------------------
                                  Name: John Cracchiolo
                                        --------------------------------------
                                  Title: President and Chief Operating Officer
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        Accepted as of the date first written above.

                                  MEHTA & COMPANY, INC.

                                  By: /s/ Nitin T. Mehta
                                      ----------------------------------------
                                      Nitin T. Mehta, Chief Executive Officer